Exhibit 6.4

                                    FORM OF
                           POOLING AMENDMENT AGREEMENT

THIS AGREEMENT dated for reference the _____ day of ____________________, 199___.

AMONG:
         iQ Power Technology Inc.

         (hereinafter called the "Issuer")
                                                            OF THE FIRST PART
AND:
         MONTREAL TRUST COMPANY OF CANADA

         (hereinafter called the "Pooling Agent")
                                                            OF THE SECOND PART
AND:
         The undersigned shareholders of
         iQ Power Technology Inc.

         (hereinafter called the "Shareholders")
                                                            OF THE THIRD PART

WHEREAS:

A. The Shareholder is a former atypical shareholder of iQ Battery Research and Development GmbH, who is the holder of, has subscribed for, or has agreed to purchase _________ shares (the "Shares") of the Issuer;

B. The Issuer together with the Pooling Agent have entered into a Pooling Agreement dated August 25, 1998, with certain shareholders of the Issuer (the "Pooling Agreement") providing for the pooling of the shares of the Issuer owned by those shareholders and their subsequent release in accordance with the following release provisions:

a.   1/4 of the Shares on April 1, 2000 (the "First Release Date");
b.   1/4 of the Shares three months following the First Release Date;
c.   1/4 of the Shares six months following the First Release Date; and
d.   1/4 of the Shares nine months following the First Release Date except that where the number of pooled shares of any Shareholder as at a Release Date are less than or equal to 50,000, then all such shares of that Shareholder shall be released; and

C. The Shareholder desires to place the Shares in pool with the Pooling Agent on the terms and conditions of Pooling Agreement which provides that new shareholders of the Issuer may agree to be bound as parties to the Pooling Agreement from time to time and pool their shareholdings in the Issuer from time to time by amendments to the Pooling Agreement which need only be signed by the Issuer, the Pooling Agent and the shareholders joining the Pooling Agreement from time to time;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TEN DOLLARS ($10.00) now paid by the parties hereto, each to the other (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. The Shareholder hereby agrees with the Issuer and the Pooling Agent to be bound as a party to the Pooling Agreement and to pool the Shares thereunder and for this purpose to deliver or cause to be delivered to the Pooling Agent certificates for his or her Shares in the Issuer to be held by the Pooling Agent and released as provided in the Pooling Agreement.

2. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

3. This Agreement may be executed in several parts in the same form and such parts so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

4. The parties hereto agree that in consideration of the Pooling Agent agreeing to act as Pooling Agent as aforesaid, the Issuer and the Shareholder do hereby covenant and agree from time to time and at all times hereafter, well and truly

                                                     Pooling Amendment Agreement
                                                                          Page 2

to save, defend and keep harmless and fully indemnify the Pooling Agent, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the said Pooling Agent, its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Pooling Agent pursuant to this Agreement and the Pooling Agreement.


IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholder, have executed these presents as of the day and year first above written.


SIGNED, SEALED AND DELIVERED         )     iQ Power Technology Inc.
by the Issuer in the presence of:    )     Name of Issuer
                                     )
____________________________________ )     Per:______________________________
Witness                              )     signature
___________________________________  )     Suite 708, 1111 West Hastings Street
Address                              )     Vancouver, British Columbia, Canada
___________________________________  )     V6E 2J3
City and Postal Code                 )     Address for service


SIGNED, SEALED AND DELIVERED         )     Montreal Trust Company of Canada
by the Pooling Agent in the          )     Name of Pooling Agent
presence of:                         )
                                     )
____________________________________ )     Per:______________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service



SIGNED, SEALED AND DELIVERED         )     ___________________________________
by a Shareholder in the presence of: )     Name of Shareholder
                                     )
____________________________________ )     __________________________________
Witness                              )     signature
___________________________________  )     ___________________________________
Address                              )     ___________________________________
___________________________________  )     ___________________________________
City and Postal Code                 )     Address for service